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                                                                    EXHIBIT 99.1
                                                           FOR IMMEDIATE RELEASE
                                                                January 15, 2002

            Expedia, Inc. to Reconvene its Annual Meeting February 4

Bellevue, Wash. (January 15, 2002) - Expedia, Inc. (Nasdaq: EXPE) today announced that it has set February 4, 2002, as the date for the reconvened Expedia(R) annual shareholders' meeting, which was adjourned from December 17, 2001. At this meeting, shareholders will vote on those proposals that were adjourned from the December meeting regarding the proposed merger of a wholly owned subsidiary of USA Networks, Inc. into Expedia, with Expedia surviving as a public company controlled by USA.

The deadline for Expedia shareholders to elect to retain their Expedia shares and receive warrants to purchase additional Expedia shares, or to exchange their Expedia shares for a package of USA securities has been extended to 5:00 p.m., Eastern time, February 4, 2002.

The December 17, 2001 Expedia annual shareholders' meeting was adjourned based on USA's announcement that it had entered into an agreement with Vivendi Universal, S.A. under which USA would contribute its entertainment businesses to a joint venture that would also hold the businesses of Universal Studios Group. There are no changes in the terms of the Expedia/USA transaction as described in Expedia's proxy statement dated November 13, 2001.

Expedia will mail to shareholders of record as of October 15, 2001, a supplement to its November 2001 proxy statement, which contains more information about the USA/Vivendi transaction. A copy of the supplement is also available on Expedia's web-site at http://investor.expedia.com.

Expedia, Inc. operates Expedia.com(R), an independent leading online travel service in the United States with localized versions in Europe and Canada. Expedia is ranked the seventh largest travel agency in the U.S. according to Travel Weekly Magazine. Expedia.com is also available under Travel on the MSN(R)network of Internet services.

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This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the Company's filings with the SEC.

Expedia, Expedia.com, and the airplane logo are either registered trademarks or trademarks of Expedia, Inc. in the United States, Canada and/or other countries. Other products and company names mentioned herein may be trademarks of their respective owners.

USA Networks, Inc. ("USA") and Expedia, Inc. ("Expedia") have filed a joint prospectus/proxy statement and other relevant documents concerning USA's acquisition of Expedia with the Securities and Exchange Commission ("SEC"). INVESTORS ARE URGED TO READ THE JOINT PROSPECTUS/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain such documents free of charge at the SEC's website at www.sec.gov. In addition, such documents may also be obtained free of charge by contacting USA Networks, Inc., 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations, or Expedia, Inc., 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005,
Attention: Investor Relations.

USA and its directors and officers may be deemed to be participants in the offering of securities by USA, and Expedia and its directors and officers may be deemed to be participants in the offering of securities by Expedia as well as in the solicitation of proxies from Expedia shareholders to adopt the agreement providing for USA's acquisition of a controlling interest in Expedia. A detailed list of the names and interests of USA's directors and executive officers is contained in the definitive proxy statement on Schedule 14A filed by USA with the SEC on April 9, 2001, and a detailed list of the names and interests of Expedia's directors and executive officers is contained in the definitive proxy statement on Schedule 14A filed by Expedia with the SEC on August 22, 2001. Copies of those filings may be obtained free of charge at the SEC's website at www.sec.gov.

For investor information about Expedia, Inc.:

         Marj Charlier, Director of Investor Relations, (425) 564-7666 or Kay Beck-Benton, SBG Investor Relations, (206) 652-9710

For more information, press only:

         Darcy Bretz, Edelman Public Relations, (312) 240-2619 darcy.bretz@edelman.com or visit http://expedia.com/daily/press
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